Exhibit 5.1

[Letterhead of Dechert LLP]

August 15, 2003

Adolor Corporation

700 Pennsylvania Drive

Exton, PA 19341

Gentlemen and Ladies:

We have acted as counsel to Adolor Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) initially filed on August 15, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuances from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of up to 7,500,000 shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company.

We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that when the Shares are issued, delivered and paid for in accordance with the terms of the prospectus, prospectus supplements and agreements governing the issuance of the Shares of the kind described in the prospectus and prospectus supplements (the “Agreements”), the Shares will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following assumptions:

(a) At least par value will be paid for the Shares;

(b) The execution and delivery of the Agreements and the issuance of the Shares governed thereby are duly authorized and approved by the Board of Directors of the Company;

(c) The Registration Statement and any required post-effective amendment thereto and the prospectus contained therein and any and all prospectus supplements required by applicable law have all become effective under the Securities Act; and

(d) The Shares have been issued and sold as contemplated by the Registration Statement.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters”. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP